                                                                   EXHIBIT 10.57

                                      LEASE

         This lease is made February 7, 2001 between 1815 LLC ("Landlord"), whose address is c/o Tri-Y, Inc., 1835 W. Main Street, Zanesville, Ohio 43701, and ADS ALLIANCE DATA SYSTEMS, INC. ("Tenant"), whose address is 800 TechCenter Drive, Gahanna, OH 43230 who hereby agree as follows:

         Section 1 LEASE OF PREMISES. On the terms and subject to the conditions set forth in this lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the real property situated in Muskingum County, Ohio and more fully described on the attached Exhibit A, including the 5,400 square foot building (the "Building") and all other improvements thereon and appurtenances thereto (the "Premises"), subject only to those matters listed on the attached Exhibit A (the "Permitted Exceptions"). Landlord shall provide Tenant with at least 50 paved parking spaces adjacent to the Premises as shown on Exhibit B attached hereto. Such parking spaces shall be designated for the Tenant's sole use. Landlord shall also provide Tenant with unrestricted driveway access from the main road to the parking area. Tenant shall maintain such parking lot and driveway at its expense, including without limitation snow removal.

         Section 2 TERM. The initial term of this lease (the "Initial Term") shall be a period of five (5) years commencing on the earlier of the following dates (the "Commencement Date"): (a) the date which is 15 days after the "Improvements" (as defined in Section9, below) have been substantially completed, or (b) the date on which Tenant occupies and commences its business operations in substantially the entire Premises, and ending on the date preceding the fifth anniversary of the Commencement Date, both dates inclusive, unless terminated earlier as provided herein. Tenant may at its option terminate this lease early on the second or third anniversary of the Commencement Date, if
(x) Tenant gives Landlord at least ninety (90) days prior written notice


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of its election to terminate early, and (y) pays Landlord a sum of $75,000, such sum shall be paid by Tenant on or before the termination date of the lease.

         Section 3 RENTAL. During the Initial Term of this lease, Tenant shall pay Landlord rent for the Premises in the amount of $13 per square foot, which will be seventy thousand two hundred dollars ($70,200) per annum, payable in twelve (12) equal monthly installments of five thousand eight hundred fifty dollars ($5,850.00) each, due and payable in advance on the first day of each calendar month during the term of this lease. For all purposes under this lease, a "lease year" shall be the 12-month period from the Commencement Date through the date immediately preceding the anniversary of the Commencement Date and each successive 12-month period thereafter. It is the purpose and intent of the Landlord and Tenant that, except for Landlord's obligations under this lease and as otherwise provided in this lease, the rent shall be net to Landlord so that this lease shall yield, net to Landlord, the rent specified in Section3 and Section4 hereof in each year during the term of this lease and that all costs, expenses and obligations normally paid for by the Tenant in a triple net lease which becomes due during the term of this lease shall be paid by Tenant.

         Unless otherwise provided under this lease, all payments to be made by Tenant to Landlord under this lease shall be made by normal business methods and shall be paid to Landlord at Landlord's address for receiving notices under
Section 20.

         Landlord represents and warrants to Tenant that the Premises are free and clear of all mortgages, deeds of trust, liens, or encumbrances, except for the Permitted Exceptions, which include the first mortgage to be given to Bank First which will secure a promissory note in the original principal amount not to exceed $410,000 and that the First Mortgage is current to date and Landlord is not otherwise in default thereunder. If Landlord defaults in making any payment


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due on the First Mortgage, or on any other mortgage, deed or trust, security interest, lien, or other claim which now or hereafter may encumber the Premises, Tenant may, after five (5) days prior notice to Landlord (if permitted by the mortgagee's non-disturbance agreement), make any such payments directly out of the rent payments due Landlord under this lease. All such payments by Tenant shall constitute a payment of rent to Landlord under this lease; provided that nothing in this lease shall be construed as an assumption by Tenant of Landlord's obligations under any such mortgage, security interest, lien, or other claim.

         Section 4 TENANT'S RENEWAL OPTIONS. Tenant shall have the options to renew this lease for five (5) additional terms of two (2) years each (the "Renewal Terms"). Each of Tenant's renewal options shall be exercisable by Tenant's written notice to Landlord which states that Tenant thereby exercises its renewal option under this Section 4 and shall be deemed exercised if Tenant gives such a notice to Landlord: (a) at least 120 days prior to the end of the Initial Term or the then current Renewal Term, of (b) if no more than 150 days prior to the end of the Initial Term or the then current Renewal Term, Landlord requests Tenant to notify Landlord if Tenant intends to renew, then Tenant shall within 30 days after such written request from Landlord exercise or waive its option to renew the Term. Any reference in this lease to the "term of this lease" shall include the Renewal Term if Tenant exercises its renewal option under this Section 4.

         All terms and conditions of this lease which are applicable during the Initial Term shall also be applicable during each Renewal Term, except that the rent shall be adjusted to the amount set forth below.

         RENEWAL TERM                                RENTAL PER SQUARE FOOT
         First                                                    $13.25
         Second                                                   $13.50


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         Third                                                    $13.75
         Fourth                                                   $14.00
         Fifth                                                    $14.25

         Section 5 TAXES AND ASSESSMENTS. Tenant shall pay or caused to be paid when due (a) all taxes or charges now or hereafter imposed with respect to any business conducted on the Premises or any fixtures or personal property contained on the Premises or used in connection with Tenant's business on the Premises, and (b) all installments of real estate taxes and assessments on the Premises which become due and payable with respect to the term of this lease (prorated to the Commencement Date and the termination date of this lease).

         Section 6 UTILITIES. Tenant shall pay or cause to be paid all charges for utility services used or consumed on the Premises during the term of this lease, including without limitation water, sewer, gas, electricity, and telephone. Landlord represents to Tenant that all such utility services are currently available to the Premises through public rights-of-way or valid easements in the following current capacities:

         (a)      Electric               600 Amp 120/208 Volt
         (b)      Water                  6 inch main - 1 1/2" to Building
         (c)      Sewer                  4 inch main
         (d)      Natural Gas            Sufficient for Building
         (e)      Telephone              Make 4" Conduit available for Vendor
                                         from new power pole to building

         Section 7 INSURANCE. Tenant shall maintain or cause to be maintained in force, at all times during the term of this lease:


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                  (a) Comprehensive public liability insurance with respect to the Premises having limits not less than Three Million Dollars ($3,000,000.00) for bodily injury to any one person, Three Million Dollars ($3,000,000.00) for bodily injuries arising out of one occurrence, and Two Hundred Fifty Thousand Dollars ($250,000.00) for property damage. If coverage is not available in the exact amounts stated, the coverage in the nearest higher amount available shall be obtained;

                  (b) Fire and extended coverage insurance on the Premises in an amount not less than then the current full insurable value of the Premises;

                  (c) Rent interruption insurance for the sole benefit of Landlord in an amount not less than the annual rental then in effect; and

                  (d) Fire and extended coverage insurance with respect to all Tenant's personal property within the Premises. Each insurance policy furnished by Tenant under this Section 7 shall be issued by a reputable insurance company licensed to do business in Ohio and reasonably approved by Landlord; and shall name Tenant, Landlord, and any persons reasonably designated by Landlord as insured parties therein; and shall provide for written notice to Landlord and its designees at least ten (10) days prior to any cancellation, expiration without renewal, or modification of such policy. Upon request, Tenant shall furnish Landlord with certificates of coverage and evidence of payment of premiums thereon from time to time. Tenant does hereby waive any and all rights of recovery against Landlord for any insurable loss arising out of or occurring to any of Tenant's property situated on the Premises, and to the extent permitted by the policy providing such insurance, hereby agrees not to assign to any insurer any right or cause of action for any insured damage to said Premises which may occur during the term of this lease, provided that this waiver shall not limit Tenant's rights to insurance proceeds under Section 12 below.


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Landlord does hereby waive any and all rights of recovery against Tenant for loss arising out of or occurring to the Premises or any of Landlord's property therein which loss is covered by insurance maintained under this lease, and to the extent permitted by the policy providing such insurance, agrees not to assign to any insurer any right or cause of action for insured damage to the Premises which may occur during the term of this lease.

         Section 8 USE OF PREMISES. Tenant shall use the Premises during the term of this lease for any and all purposes that are from time to time permitted by applicable laws as applicable to Tenant's regular lines of business, including without limitation the following: customer service center, collections center, data processing, payment and remittance processing, and other general office uses. Tenant shall use the Premises only in a lawful, careful, safe, and proper manner and shall not commit or permit any waste of or on the Premises.

         Tenant will not use, store, or dispose of any Hazardous Substances (as hereinafter defined) on the Premises except for immaterial amounts that are exempt from or do not give rise to any violation of the Environmental Laws (as hereinafter defined) and except for the handling, use or storage of Hazardous Substances in the normal course of Tenant's business conducted at the Premises in accordance with the terms of this lease and in compliance with all Environmental Laws. As used herein, "Hazardous Substances" shall mean and include all hazardous substances, toxic substances, wastes, materials, compounds, pollutants and contaminates including, without limitation, asbestos, polychlorinated biphenyls and petroleum products that are included under or regulated by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 9601, et. seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et. seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et. seq., the Water Quality Act of 1987, 33 U.S.C. 1251 et. seq., and the Clean Air Act, 42 U.S.C. 7041, et. seq., any state and local


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statute, ordinance, law, code, rule, regulation or order regulating or imposing liability (including strict liability) or standards of conduct regarding Hazardous Substance (herein the "Environmental Laws"). Tenant shall indemnify Landlord and hold Landlord harmless from and against any loss, damage, cost, expense or liability (including strict liability) directly or indirectly arising out of or attributable to the generation, storage, release, threatened release, discharge or disposal during the term of this lease of Hazardous Substance on, under, or from the Premises by Tenant or any employee, agents, contractors or subcontractors of Tenant or by third persons occupying or present on the Premises, under the direction or control of Tenant, including, without limitation: (a) those damages or expenses arising under the Environmental Laws;
(b) the cost of any required or necessary repair, cleanup or detoxification of the Premises, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; (c) quantifiable damage to any natural resources; and (d) all reasonable costs and expenses incurred by Landlord in connection with clauses (a), (b), and (c) including, but not limited to reasonable attorney's fees. Tenant's obligations shall survive the expiration or earlier termination of the term of this lease for a period of one year after such expiration or termination.

         Landlord (i) represents an warrants to Tenant that on the date of this lease, the Premises, including all areas under and adjacent to the Premises, are free from all Hazardous Substances and in compliance with all Environmental Laws, and (ii) agrees to indemnify Tenant and hold Tenant harmless from and against any loss, damage, cost (including strict liability) directly or indirectly arising out of or attributable to the generation, storage, release, threatened release, discharge or disposal prior to the term of this lease, or the existence on the date of this lease, of Hazardous Substances on, under, about, or from the Premises (whether caused by Landlord or


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any employee, agents, contractors or subcontractors of Landlord or by third persons occupying or present on the Premises), including without limitation: (a) those costs, penalties, damages or expenses arising under the Environmental Laws; (b) the cost of any required or necessary investigation, repair, cleanup or detoxification of the Premises, including the soil and ground water thereof, and the preparation and implementation of any closure, removal, remedial or other required plan or study; (c) damage to any natural resources; and (d) all reasonable costs and expenses incurred by Tenant in connection with clauses (a),
(b), and (c) including, but not limited to reasonable attorney's fees. Landlord's obligations shall survive the expiration or earlier termination of the term of this lease for a period of one year after such expiration or termination.

         Section 9 IMPROVEMENTS. Landlord and Tenant have agreed upon a construction plan which is attached hereto as Exhibit B.

         Section 10 MAINTENANCE AND REPAIRS. Subject to Landlord's obligations under the next paragraph of this section, Tenant shall, at Tenant's expense, perform all maintenance to the interior, non-structural features of the Premises, including without limitation the interior floors, walls, ceilings, doors, windows; all heating, ventilation and air-conditioning (HVAC); electrical; plumbing; lighting (including bulb replacement); and other systems, fixtures, and equipment therein, to maintain the Premises in good order and condition of repair and safety during the term of this lease, ordinary wear and tear and damage by casualty excepted.

         Except in instances covered by Section 12 or Section 13, which will be governed by such sections, Landlord shall, at its expense, maintain the roof, exterior walls, foundation, subfloors, common driveways and structure of the Building in good order and condition of repair and safety. If Landlord fails to perform or commence the performance of (and thereafter diligently prosecute


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them to completion) the maintenance or repair of such items shall commence within 15 days and be completed in a reasonable time after receipt of notice of the need thereof from Tenant, Tenant may, at its option and upon prior written notice to Landlord, perform such maintenance or repair obligations and the amount of all costs and expenses incurred by Tenant shall be paid to Tenant upon demand, or at Tenant's option Tenant may offset such amount against future rent obligations of Tenant; provided that nothing in this lease shall be construed as an assumption by Tenant of Landlord's obligation to perform such obligations. This right shall be in addition to, and not in limitation of, any other rights which Tenant may have under this lease for Landlord's failure to perform such obligations.

         Section 11 ALTERATIONS, SIGNS, MECHANICS' LIENS. Tenant shall have the right from time to time to make changes, alterations, or additions in or to the Premises or to restore, remove, replace, or reconstruct all or any part of the Premises (hereinafter collectively, called an "alteration") provided that: (a) no such alteration shall reduce or otherwise impair the value of the Premises;
(b) all costs relating to any such alteration shall be paid by Tenant; (c) if such alteration is structural in nature, pierces the roof or any exterior wall of the Building, or is estimated to cost more than Twenty-Five Thousand Dollars ($25,000), then Landlord shall have given its prior consent to the alterations being made, which consent will not be unreasonably withheld; and (d) any such alteration shall be made in compliance with all requirements of any governmental authority having jurisdiction.

         Tenant shall have the right from time to time attach, install, and furnish to an in the Premises (including without limitation the land, building, and other improvements) fixtures, signs, equipment, and personal property relating to Tenant's use of the Premises. Landlord shall have no right, title, or interest to or in any such fixtures, signs, equipment, and personal property,


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and Tenant shall remove them at any time at or prior to the end or sooner termination of the term of this lease. Tenant shall pay the cost of all repairs of damage caused by such removal. Tenant shall have the right to install, at its expense, a monument sign near the main access road to the Building to be approved by Landlord and meet Local Building Codes.

         Section 12 RESTORATION. If all or any part of the Premises is damaged or destroyed at any time during the term of this lease and the cost to repair such damage or destruction is less than 50% of the Premises as reasonably estimated by Landlord and agreed by Tenant, then Tenant shall repair or restore the Premises to their previous or better condition with all reasonable speed, and for this purpose Landlord shall have the right to use all insurance proceeds payable in connection with such damage or destruction, and if all such insurance proceeds are not made available to Tenant for this purpose, Tenant shall have the right to terminate this lease. If such destruction or damage occurs during the first sixty (60) months of the term of this lease, Tenant shall have the option to terminate this lease and any further liability hereunder in which case all insurance proceeds shall be paid to the Landlord: If such destruction or damage occurs after the first sixty (60) months of the term of this lease and such damage or destruction is greater than 50% of the Premises, Landlord and Tenant shall each then have the option to terminate this lease and any further liability hereunder in which case, all insurance proceeds shall be paid to Landlord.

         If neither Tenant nor Landlord elects to exercise an applicable option to terminate this lease by notice to the other within sixty (60) days after their agreement upon the estimated cost of the repair, then Tenant shall proceed to repair or restore the Premises to their previous or better condition with all reasonable speed.

         In the event that any damage or destruction to the Premises occurs which does not result in a termination of this lease, the rental payable by Tenant shall be abated during the period of any restoration or repair of the Premises, in such proportion that the floor area of the Building of which the Tenant is deprived as a result of such damage or destruction or the repair or restoration necessitated thereby bears to the total floor area of the Building.

         If all or any part of the Premises is damaged or destroyed, Tenant promptly shall notify Landlord thereof.

         Section 13 CONDEMNATION. If all or materially all of the Premises or the Building is taken in appropriation proceedings or by right of eminent domain, then this lease shall terminate as of the date Tenant is deprived of physical possession thereof and the rent and other charges under this lease to be paid by Tenant shall be paid to that date. For purposes of this lease, "materially all of the Premises or the Building" shall be considered as having been taken if the portion which is taken would leave remaining a portion which (due either to the area so taken or the location of the parts taken) would not under then existing economic conditions, zoning laws, building regulations or Tenant's current or anticipated needs readily accommodate improvements or a nature similar to those improvements comprising the Premises at the time of such taking of size sufficient, together with improvements not taken, to permit Tenant in Tenant's reasonable determination to operate its business in a reasonably efficient manner.

         If less than materially all of the Premises or the Building is taken in appropriation proceedings or by right of eminent domain, then this lease shall not terminate and all damages and compensation awarded for such taking shall be reinvested in to the Premises or the Building to the extent necessary to restore the Premises and the Building to the same or better condition as the same were in immediately prior to such taking, and the balance, if any, shall be payable to


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Landlord. In that event, an equitable amount of the rent otherwise payable under this lease shall be abated until the Premises are so restored, considering all relevant factors, including, but not limited to, the limitations to Tenant's use of the Premises resulting from the taking and the amount of the damages and compensation paid to Landlord which is not reinvested in the Premises or the Building. If this lease is terminated upon any such taking as described in the preceding paragraph, then all compensation or damages awarded for such taking shall belong to the Landlord.

         For the purposes in this Section 13, any negotiated sale to a public or quasi-public authority under threat of condemnation shall be deemed to constitute a taking by such public or quasi-public authority under the power of eminent domain. Tenant shall have the right to participate with Landlord on an equal basis in the negotiations with any public or quasi-public authority.

         Section 14 MORTGAGE BY LANDLORD. Subject to the last sentence of this Section14, this lease and Tenant's rights under this lease shall be subject and subordinate to the First Mortgage (as defined in Section3) and to any subsequent first mortgage granted by Landlord upon the Premises either before or after the date of this lease and delivered as security for any bona fide loan made to Landlord. Tenant shall execute, acknowledge, or verify and deliver any and all instruments that may be reasonably requested by such mortgagee from time to time to permit or expedite disbursement to Landlord or such other person of the proceeds of such mortgage loan; provided that Tenant shall have no liability whatsoever with respect to any such mortgage loan. Prior to the date of this lease, Landlord has procured from the holder of the First Mortgage, and Landlord shall procure from any future mortgagee of any mortgage on the Premises, a non-disturbance agreement providing, in form and content satisfactory to Tenant, that Tenant's rights under this lease shall not be disturbed by any such mortgagee or any purchaser at foreclosure in the event of a default


                                    Page 12
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by Landlord under such mortgage or otherwise so long as Tenant is in compliance with the terms of this lease.

         Section 15 DEFAULT.

                  (a) TENANT DEFAULTS. Each of the following shall be deemed an event of default by Tenant under this lease:

                           (i) Failure by Tenant to make any payment of rent to Landlord when due and failure to cure such nonpayment within ten (10) days after Landlord gives Tenant to do so;

                           (ii) Failure by Tenant to make any other payment or perform or observe any other obligation or condition to be performed or observed by Tenant under this lease within thirty
                  (30) days after Landlord gives Tenant notice to do so or, if because of the nature of such default it cannot reasonable be corrected within such thirty (30) day period, failure by Tenant to commence correction within such thirty (30) day period and thereafter to expeditiously and continuously prosecute the correction to completion;

                           (iii) Tenant's interest created by this lease is
                  taken in execution or other process of law; or

                           (iv) Tenant or any entity which has guaranteed the obligations of Tenant under the lease (a) is insolvent, is adjudicated bankrupt, or seeks any relief as a debtor by any bankruptcy proceeding pursuant to the provisions of any state or federal law; (b) has any receiver or trustee of its property appointed by reason of insolvency or inability to pay debts; or (c) makes or permits an assignment of its property for the benefit of creditors.


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

         Immediately upon the occurrence of an event of default or at any time thereafter, unless such default has been cured by Tenant or waived by Landlord, Landlord may at its option elect either to: (A) continue this lease in full force and effect notwithstanding the occurrence of such event of default, or (B) terminate this lease, in which event all rights and interests of Tenant in and to the Premises and this lease shall terminate and Landlord shall be entitled immediately to re-enter and re-lease the Premises at the best possible rent obtainable, but Tenant shall remain liable for the amount by which the rent payable by Tenant under this lease exceeds the rent received upon such re-letting, if any. Any and all monthly deficiencies in the rent so payable by Tenant shall be paid monthly on the date required for payment of rent under Section3. The remedies provided herein shall be without prejudice to any other remedies which Landlord may have for the recovery of the arrears of rent or for damages for the Tenant's breach of this lease.

                  (b) LANDLORD DEFAULTS. Failure by Landlord to make any payment or perform or observe any other obligation or condition to be performed or observed by Landlord under this lease within thirty (30) days after Tenant gives Landlord notice to do so (or such shorter time as may be appropriate, such as for a necessary repair under Section10 above) or, if because of the nature of such default it cannot reasonably be corrected within such thirty (30) day (or shorter) period, failure by Landlord to commence correction within such thirty
(30) day or shorter period and thereafter to expeditiously and continuously prosecute the correction to completion shall be deemed an event of default by Landlord under this lease.

         Immediately upon the occurrence of an event of default or at any time thereafter, unless such default has been cured by Landlord or waived by Tenant, Tenant may at its option elect either to: (A) continue this lease in full force and effect notwithstanding the occurrence of such event of default, or (B) terminate this lease, in which event Tenant shall be released from all of its obligations under this lease. The remedies provided herein shall be without prejudice to any other remedies which Tenant may have for damages for the Landlord's breach of this lease.

                  (c) RIGHT TO CURE DEFAULTS. If either party fails to perform and observe all obligations and conditions to be performed and observed by it under this lease within the time periods set forth in (a) and (b) above, then the non-defaulting party may, but shall not be obligated to, cause the performance and observance of the obligation or condition to which the default relates, and any and all costs and expenses incurred by the non-defaulting party in connection therewith, including without limitation reasonable attorneys' fees, shall thereupon be due and payable immediately from the defaulting party, with interest thereon at a rate equal to one percent (1%) per month (12% per annum) from the time such costs and expenses were paid until reimbursed or, in Tenant's case, until Tenant offsets any such amount against its rent obligation under this lease.

         Section 16 SURRENDER AND HOLDING OVER. Tenant shall deliver and surrender possession of the Premises to landlord upon the expiration of this lease or its earlier termination for any reason, in substantially as good condition and repair as the same shall be on the Commencement Date, or as the same may be put by Landlord or Tenant, ordinary wear and tear and damage from casualty excepted. If Tenant, or any party claiming under Tenant, remains in possession of the Premises, or any part thereof, after expiration or any termination of this lease, Tenant or such party claiming under Tenant shall be deemed a Tenant from month-to-month on the same terms and conditions set forth in this lease, subject to termination by either party upon thirty (30) days' prior written notice to the other party.


                                    Page 15
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         Section 17 MEMORANDUM OF LEASE. Upon request of either party, this lease or a memorandum of this lease shall be recorded for the purpose of giving public notice of the rights and obligations of Landlord and Tenant under this lease.

         Section 18 ASSIGNMENT AND SUBLEASE. Tenant shall have the right, from time to time, to assign its rights under this lease or sublet all or any portion of the Premises to any person or organization selected by Tenant, upon such terms and conditions as may be agreed upon between Tenant and such assignee or sublessee, provided that: (a) Landlord shall have given its consent to such assignment or sublease, which consent shall not be unreasonably withheld or delayed: provided that Landlord's consent shall not be required for any assignment or sublease by Tenant to Tenant's parent company, subsidiary or any entity of which Tenant or Tenant's parent company, subsidiary or any entity of which Tenant or Tenant's parent company owns more than fifty percent (50%) of the voting interests thereof: (b) no such assignment or sublease shall excuse or otherwise affect any liability of Tenant under this lease, and Tenant shall remain fully liable to perform and observe all obligations and conditions to be performed and observed by Tenant under this lease; and (c) the term of any such sublease shall not exceed the then remaining term of this lease.

         Landlord may assign its rights and obligations under this lease at any time during the term of this lease, and after any such assignment shall not be liable for any obligations of Landlord under this lease, provided that any such assignment shall be subject to this lease and all of Tenant's rights hereunder and provided further that Landlord's assignee assumes in writing all of Landlord's obligations under this lease. Tenant shall attorn to any assignee of Landlord which so assumes Landlord's obligations.


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

         Section 19 NON-WAIVER. No failure by either party to enforce its rights or seek its remedies upon any default shall affect or constitute a waiver of such party's right to enforce that right, or seek that remedy with respect to that default or any prior or subsequent default.

         Section 20 NOTICES. Any notice, consent, or other communication required or desired to be given to either party under this lease shall be in writing and shall be deemed given when delivered personally to that party's address set forth at the beginning of this lease (in the case of Tenant a copy of which shall be sent to ADS Alliance Data Systems, Attention: John Clyne, 17655 Waterview Parkway, Dallas, TX 75252) or when deposited in the United States mail, first class, postage prepaid, addressed to that party at that same address or, in either case, at such other address as that party may theretofore have designated in notice to the party giving notice.

         Section 21 ESTOPPEL CERTIFICATE. Either party to this lease shall from time to time during the term of this lease, promptly after request of the other party, execute and deliver to the other party a statement certifying that this lease is in full force and effect, the date through which the rentals and other charges hereunder have been paid, and any other factual matter reasonably requested by the other party.

         Section 22 ADDITIONAL WARRANTIES. Landlord represents and warrants to Tenant that: (a) Landlord has good and marketable fee simple title to the Premises except for the permitted exception in Attachment A; (b) Landlord has unrestricted capacity, power, and right to enter into and perform this lease in accordance with its provisions without joinder or consent of anyone else; (c) the Premises are not situated within the one-hundred (100) year floodplain; (d) Tenant shall be entitled to lawfully, peaceably, and quietly hold, occupy, and enjoy the Premises during the term of this lease without hindrance or molestation from Landlord or any person or organization claiming any legal or equitable interest or rights in or to the Premises; (e) the


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

Building and all fixtures and systems therein are in good and operable condition and were constructed in compliance with all applicable laws, ordinances, codes, and regulations (including without limitation the Americans with Disabilities
Act); and (f) the Premises are zoned under a classification which permits Tenant's intended use thereof without any license, permits, or variances, except for any required occupancy permit which will be obtained upon completion of the Improvements.

         Section 23 SEVERABILITY. The intention of the parties to this lease is to comply fully with all laws governing leases, and this lease shall be construed consistently with all such laws to the extent possible. If and to the extent that any court of competent jurisdiction is unable to so construe part or all of any provision of this lease, and holds part or all of that provision to be invalid, such invalidity shall not affect the balance of that provision or the remaining provisions of this lease, which shall remain in full force and effect.

         Section 24 GOVERNING LAW. The Premises is located in the State of Ohio and it is the intention of the parties to this lease that all questions concerning the intention, validity, or meaning of this lease or relating to the rights and obligations of the parties with respect to performance under this lease shall be construed and resolved according to the laws of the State of Ohio.

         Section 25 NO THIRD PARTY BENEFIT. This lease is intended for the exclusive benefit of the parties to this lease and their respective successors and permitted assigns, and nothing contained in this lease shall be construed as creating any right or benefit in or to any third party.

         Section 26 CAPTIONS. The captions of the various sections of this lease are not part of the context of this lease, but are only labels to assist in locating those sections, and shall be ignored to construing this lease.

         Section 27 EXHIBITS. Each exhibit and addendum, if any, referred to in this lease hereby is incorporated in this lease by reference. All obligations of any party under any such exhibit or addendum shall be considered an obligation under this lease.

         Section 28 GENDERS AND NUMBERS. When permitted by the context, each pronoun used in this lease includes the same pronoun in other genders or numbers, and each noun used in this lease includes the same noun in other numbers.

         Section 29 COMPLETE AGREEMENT. This document (including each exhibit or addendum, in any, referred to in this document) contains the entire agreement between the parties and supersedes all prior or contemporaneous discussions, negotiations, representations, or agreements relating to the subject matter of this lease. No change to this lease shall be made or be binding on any party unless made in writing and signed by each party to this lease.

         Section 30 SUCCESSORS. This lease shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and permitted assigns of each party to this lease.

         Section 31 INDEMNIFICATION.

                  (a) Tenant, shall assume, pay and at all time indemnify, protect and save Landlord harmless from any and all loss, liability, damage and expense for injuries to person (including death) or property of others arising or resulting from the use or occupancy by Tenant of the Premises or resulting from any tortious or negligent act or default of Tenant, its employees, agents, or invitees on, or in said Premises, together with all costs and expenses (including reasonable legal fees) incurred with respect to any such claim, demand or legal proceeding brought against Landlord

                  (b) Landlord shall assume, pay and at all times indemnify, protect and save Tenant harmless from any and all loss, liability, damage and expense for injuries to person (including death) or property of others arising or resulting from any tortious or negligent act or default of Landlord, its employees or agents, together with all costs and expenses (including reasonable legal fees) incurred with respect to any such claim, demand or legal proceeding brought against Tenant.

         Section 32 MUTUAL INDEMNIFICATION. Each party shall indemnify the other party against any and all losses, damages, liabilities, or claims arising directly or indirectly out of: (a) any failure of any representation or warranty of such party to be correct and complete when made or any failure by such party to fully perform and observe all obligations and conditions to be performed or observed by such party under this lease, whether any such failure is innocent, negligent, or intentional; and (b) any and all costs and expenses (including reasonable legal fees) relating to any of the matter set forth in subparagraph
(a), above. All rights and remedies under this section are cumulative and in addition to all other rights or remedies under this lease or any applicable laws.

         Section 33 BROKERAGE FEE. Landlord shall pay all real estate or leasing commissions and brokerage fees payable in connection with this lease. Tenant represents to Landlord that Tenant has not dealt with or entered into any agreement with any persons or entities that would require the payment of any real estate or leasing commission or brokerage fees in connection with this lease.

         Section 34 TAX INCENTIVES. Landlord agrees that (a) it shall cooperate and assist Tenant as reasonably requested by Tenant in Tenant's efforts to secure the benefit of certain tax incentives, and (b) if these incentives are challenged at any time during the term of this lease, Landlord shall use its best efforts to assist Tenant in objecting to and overcoming such challenge. Section34 shall not require Landlord to incur expenses or costs, including, but not limited to, professional fees or expenses, but Tenant shall not be obligated to reimburse Landlord for any such costs or expenses which Landlord may elect to incur.

Witnesses as to Landlord:              1815 LLC





/s/ [illegible]                        By:      /s/ [illegible]
---------------------------------         --------------------------------------
Name:  [illegible]
     ----------------------------


/s/ [illegible]                        Its:     PARTNER
---------------------------------         --------------------------------------
Name:  [illegible]
     ----------------------------


Witnesses as to Tenant:                ADS Alliance Data Systems, Inc.



/s/ [illegible]                        By:      /s/ Dwayne H. Tucker
---------------------------------         --------------------------------------

                                                Dwayne H. Tucker
                                                EVP & CAO


Name:  [illegible]                     Its:     EVP & CAO
---------------------------------         --------------------------------------


/s/ Jane Baedke
---------------------------------
Name:  Jane Baedke
     ----------------------------



STATE OF OHIO, COUNTY OF FRANKLIN, ss:

         The foregoing instrument was acknowledged before me this 8th day of FEBRUARY, 2001, by MIKE NASH the PARTNER of 1815 LLC, a LIMITED LIABILITY CO, on behalf of the 1815 LLC.

                                       /s/ Bonnie S. Bendure
                                       -----------------------------------------
                                       Notary Public




STATE OF TEXAS, COUNTY OF DALLAS, ss:

         The foregoing instrument was acknowledged before me this 6th day of FEBRUARY, 2001, by DWAYNE H. TUCKER the EVP & CAO of ADS Alliance Data Sytems, Inc., a Delaware corporation, on behalf of the Corporation.




                                       /s/ Teresa C. Johnson
                                       -----------------------------------------
                                       Notary Public


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